Exhibit 4.2

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S PIZZA DISTRIBUTION LLC,

DOMINO’S IP HOLDER LLC and

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.

each as Co-Issuer

and

CITIBANK, N.A.,

as Trustee and Securities Intermediary

SECOND SUPPLEMENT

Dated as of October 21, 2015

to the

AMENDED AND RESTATED BASE INDENTURE

Dated as of March 15, 2012

Asset Backed Notes

(Issuable in Series)

SECOND SUPPLEMENT TO AMENDED AND RESTATED BASE INDENTURE

SECOND SUPPLEMENT, dated as of October 21, 2015 (this “Second Supplement”), to the Amended and Restated Base Indenture, dated as of March 15, 2012 (the “Amended and Restated Base Indenture”), by and among DOMINO’S PIZZA MASTER ISSUER LLC, a Delaware limited liability company (the “Master Issuer”), DOMINO’S PIZZA DISTRIBUTION LLC, a Delaware limited liability company (the “Domestic Distributor”), DOMINO’S SPV CANADIAN HOLDING COMPANY INC., a Delaware corporation (the “SPV Canadian Holdco”), DOMINO’S IP HOLDER LLC, a Delaware limited liability company (the “IP Holder” and together with the Master Issuer, the Domestic Distributor and the SPV Canadian Holdco, collectively, the “Co-Issuers” and each, a “Co-Issuer”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Co-Issuers and the Trustee entered into the Amended and Restated Base Indenture and into the First Supplement to the Amended and Restated Base Indenture, dated as of September 16, 2013 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”);

WHEREAS, Section 13.2(a) of the Base Indenture provides, among other things, that the Co-Issuers and the Trustee, with the consent of the Control Party (acting at the direction of the Controlling Class Representative), may at any time, and from time to time, make certain amendments, waivers and other modifications to the Base Indenture, including the amendment set forth in Section 2.1 of this Second Supplement;

WHEREAS, Section 13.1(a)(iv) of the Base Indenture provides, among other things, that the Co-Issuers and the Trustee, without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, may at any time, and from time to time, enter into Supplements to cure any ambiguity, defect or inconsistency or to correct or supplement any provision in the Base Indenture, including the amendment set forth in Section 2.2 of this Second Supplement;

WHEREAS, the Co-Issuers have duly authorized the execution and delivery of this Second Supplement;

WHEREAS, the Control Party is willing to provide its written consent (in accordance with the terms and conditions of the Base Indenture) to the execution of the amendment set forth in Section 2.1 of this Second Supplement, and

WHEREAS, the Co-Issuers and the Trustee wish to amend the Base Indenture as set forth herein.

NOW, THEREFORE, in consideration of the provisions, covenants and the mutual agreements herein contained, the parties hereto agree as follows:

2

ARTICLE I

DEFINITIONS

Unless otherwise defined herein, capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached to the Base Indenture as Annex A (the “Base Indenture Definitions List”), as such Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Base Indenture.

ARTICLE II

AMENDMENTS

Section 2.1 Competitor. The definition of “Competitor” in the Base Indenture Definitions List is hereby amended by replacing such definition in its entirety with the following:

“Competitor” means any Person that is a direct or indirect franchisor, franchisee, owner or operator of a large regional or national quick-service restaurant concept (including a Franchisee); provided, however, that (a) a Person will not be a “Competitor” solely by virtue of its direct or indirect ownership of less than 5.0% of the Equity Interests in a “Competitor” and (b) a franchisee will only be a “Competitor” if it, or its Affiliates, directly or indirectly, owns, franchises or licenses, in the aggregate, ten or more individual locations of a particular concept; and provided, further, that a Person will not be a “Competitor” solely by virtue of its direct or indirect ownership of between 5.0% and 15% of the Equity Interests in a “Competitor” so long as (i) such Person has policies and procedures that prohibit such Person from disclosing or making available any confidential information that such Person may receive as a noteholder or prospective investor in the Notes, to individuals involved in the business of buying, selling, holding or analyzing the Equity Interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national quick service restaurant concept and (ii) such Person is a passive investor in a “Competitor” as described in Rule 13d-1(b)(1) of the Exchange Act (or would be described as a passive investor under such rule if the “Competitor” were a publicly-traded company and the securities held were publicly-traded equity securities) and is not a franchisor, franchisee, owner (other than in its capacity as a passive investor as described in Rule 13d-1(b)(1) of the Exchange Act) or operator of a large regional or national quick service restaurant concept (including a Franchisee).

Section 2.2 Exhibit F. Exhibit F to the Base Indenture is hereby deleted in its entirety and replaced with the form of Exhibit F attached hereto as Annex A.

3

ARTICLE III

GENERAL

Section 3.1 Effect on Indenture. Upon the date hereof (i) the Base Indenture shall be amended in accordance herewith, (ii) this Second Supplement shall form part of the Base Indenture for all purposes and (iii) the parties and each Noteholder shall be bound by the Base Indenture, as so amended. Except as expressly set forth or contemplated in this Second Supplement, the terms and conditions of the Base Indenture shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Base Indenture made in accordance with the terms of the Base Indenture, as amended by this Second Supplement.

Section 3.2 Binding Effect. This Second Supplement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.

Section 3.3 Counterparts. The parties to this Second Supplement may sign any number of copies of this Second Supplement. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.4 Severability

ARTICLE I. In case any provision in this Second Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Second Supplement shall not in any way be affected or impaired thereby.

Section 3.5 Governing Law. THIS SECOND SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 3.6 Amendments. This Second Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 3.7 Matters relating to the Trustee. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Co-Issuers, or the validity or sufficiency of this Second Supplement and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. In entering into this Second Supplement, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

4

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each party hereto represents and warrants to each other party hereto that this Second Supplement has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

5

IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee and the Securities Intermediary have caused this Second Supplement to the Amended and Restated Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

DOMINO’S MASTER ISSUER LLC, as Co-Issuer

By:
	Name:	Adam J. Gacek
	Title:	Secretary

DOMINO’S PIZZA DISTRIBUTION LLC, as Co-Issuer

By:
	Name:	Adam J. Gacek
	Title:	Secretary

DOMINO’S SPV CANADIAN HOLDING COMPANY INC., as Co-Issuer

By:
	Name:	Adam J. Gacek
	Title:	Secretary

DOMINO’S IP HOLDER LLC, as Co-Issuer

By:
	Name:	Adam J. Gacek
	Title:	Secretary

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:
Name:
Title:

CONSENT OF CONTROL PARTY AND CONTROLLING CLASS REPRESENTATIVE:

In accordance with Section 2.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, as Control Party and in its capacity as Control Party to exercise the rights of the Controlling Class Representative (pursuant to Section 11.1(d) of the Amended and Restated Base Indenture), hereby consents to the execution and delivery by the Co-Issuers and the Trustee of the amendment set forth in Section 2.1 of this Second Supplement to the Amended and Restated Base Indenture.

MIDLAND LOAN SERVICES,
A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Annex A

Exhibit F

Form of Information Request Certification

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, NY 10013

Attention: Agency & Trust – Domino’s Pizza Master Issuer LLC

Pursuant to Section 4.4 of the Amended and Restated Base Indenture, dated as of March 15, 2012, by and among Domino’s Pizza Master Issuer LLC, Domino’s Pizza Distribution LLC, Domino’s SPV Canadian Holding Company, Inc. and Domino’s IP Holder LLC, as Co-Issuers, and Citibank, N.A. as Trustee and Securities Intermediary (as amended, modified or supplemented, the “Base Indenture”), the undersigned hereby certifies and agrees to the following conditions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

1. The undersigned is a [Noteholder][Note Owner][prospective purchaser] of [    ]% Fixed Rate Series [    ] Senior Notes, Class A-2.

2. In the case that the undersigned is a Note Owner, the undersigned is a beneficial owner of Notes. In the case that the undersigned is a prospective purchaser, the undersigned has been designated by a Noteholder or a Note Owner as a prospective transferee of Notes.

3. The undersigned is requesting all information and copies of all documents that the Trustee is required to deliver to such Noteholder, Note Owner or prospective purchaser, as the case may be, pursuant to Section 4.4 of the Base Indenture. In the case that the undersigned is a Noteholder or a Note Owner, pursuant to Section 4.4 of the Base Indenture, the undersigned is also requesting access for the undersigned to the password-protected area of the Trustee’s website at [www.sf.citidirect.com] relating to the Notes.

4. The undersigned is requesting such information solely for use in evaluating the undersigned’s investment, or possible investment in the case of a prospective purchaser, in the Notes.

5. The undersigned is not a Competitor.

6. The undersigned understands [documents it has requested][and][the Trustee’s website contain[s] confidential information].

7. In consideration of the Trustee’s disclosure to the undersigned, the undersigned will keep the information strictly confidential, and such information will not be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, without the prior written consent of the Trustee or used for any purpose other than evaluating the undersigned’s investment or possible investment in the Notes; provided, however, that the undersigned shall be permitted to disclose such information to: (A) to (1) those personnel employed by it who need to know such information which have agreed to keep such information strictly confidential and to use such information only for evaluating the undersigned’s investment or possible investment in the Notes, (2) its attorneys and outside auditors which have agreed to keep such information strictly confidential and to use such information only for evaluating the undersigned’s investment or possible investment in the Notes, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process; provided, that it may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

8. The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the Securities Act or the Exchange Act or would require registration of any non-registered security pursuant to the Securities Act.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer.

[Name of [Noteholder][Note Owner][prospective purchaser]]

By:		Date:
Name:
Title: